                                                                     EXHIBIT 18


                    EXECUTIVE SUPPLEMENTAL BENEFIT AGREEMENT

     THIS AGREEMENT, made and entered into this 30th day of March, 1995, by and between Elco Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, and its subsidiaries ("Corporation") and Derek M. Hasse ("Executive") on May 10, 1995.


                                   WITNESSETH:

     WHEREAS, the Executive is in the employ of the Corporation and is serving the Corporation as the Vice President of Administration; and

     WHEREAS, the Corporation desires to provide the Executive with a supplemental benefit subject to all of the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:


                                    ARTICLE 1

     1.1 Supplemental Benefit. If the Executive shall continue in the employment of the Corporation until he attains the age of sixty-five (65), the date of such occurrence is hereby established to be February 23, 1996 for purposes hereof (the "Benefit Date"), and he retires from active daily employment with the Corporation not later than the first day of the calendar month coinciding with or next following the Benefit Date, or such later date as may be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion ("Retirement Date"), then the Corporation agrees that it will pay to the Executive the sum of Sixty-Six Thousand Dollars and no/100 ($66,000.00) Dollars on the first day of the second calendar month following the Executive's Retirement Date and on each of the successive fourteen anniversary dates of that date, until he has received a total of fifteen (15) payments of such amount. The aggregate amount of such fifteen (15) payments is hereinafter referred to as the "Supplemental Benefit." The timing of the payments comprising the Supplemental Benefit may be accelerated by the Board of Directors of Elco Industries, Inc., in its sole discretion. In the event of the Executive's retirement prior to the Benefit Date, no benefit shall be payable except in such amount and upon such terms as may be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion. In the event that the Executive retires and is entitled to a Supplemental

Benefit pursuant to this Section 1.1, but dies before receiving the entire Supplemental Benefit, then the remaining payments shall be made in accordance with the foregoing schedule to such individual or individuals as the Executive has designated in writing, filed with and been approved by the Corporation. In the absence of any effective designation of beneficiary, any such remaining amounts shall be payable to the Executive's duly qualified executor or administrator.


                                    ARTICLE 2

     2.1 Death Prior to Benefit Date. In the event the Executive should die while actively employed by the Corporation at any time after the date of this Agreement but prior to the Executive's Retirement Date, the Corporation will pay the Supplemental Benefit to such individual or individuals as the Executive has designated in writing, filed with and been approved by the Corporation. Payment of the Supplemental Benefit shall be made in accordance with the schedule provided in Section 1.1 except that the date of the Executive's death shall be substituted for the Executive's Retirement Date. In the absence of any effective designation of beneficiary, any such remaining amounts shall be payable to the Executive's duly qualified executor or administrator.


                                    ARTICLE 3

     3.1 Disability Prior to Benefit Date. "Permanent Disability" for purposes of this Agreement means the Executive's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his regular duties which inability is reasonably contemplated to continue for at least one (1) year from its inception as determined by the Board of Directors of Elco Industries, Inc., in its sole discretion. In the event that during the period of active daily employment prior to termination of his employment with the Corporation the Executive shall incur a Permanent Disability, the Corporation shall pay the Supplemental Benefit to the Executive or his legal representative in accordance with the schedule provided in Section 1.1 except that the date of Permanent Disability as determined by the Board of Directors of Elco Industries, Inc. shall be substituted for the Executive's Retirement Date. In the event that the Executive incurs a Permanent Disability, but dies before receiving the entire Supplemental Benefit, then the remaining payments shall be made in accordance with the foregoing schedule to such individual or individuals as the Executive has designated in writing, filed with and been approved by the Corporation. In the absence of any effective designation of beneficiary, any such remaining amounts shall be payable to his duly qualified executor or administrator.

                                    ARTICLE 4

     4.1 Voluntary Termination of Service or Discharge. In the event that the Executive shall voluntarily terminate his employment with the Corporation or be discharged by the Corporation with or without cause, this Agreement shall terminate upon the date of voluntary termination of employment or discharge and no benefits or payments of any kind are to be made hereunder, except as provided under Section 1.1 or 8.1.

     4.2 Other Termination of Benefits. The Corporation reserves the right to terminate this Agreement at any time in the sole discretion of the Board of Directors of Elco Industries, Inc. In the event that the Executive is actively employed by the Corporation at the time of such termination, he shall be entitled to the cash surrender value of any insurance policy obtained pursuant to Article 7 and then in effect. The amount of such cash surrender value and the timing and other terms of payment thereof to the Executive shall be determined by the Board of Directors of Elco Industries, Inc., in its sole discretion, provided that in the event that full payment is deferred more than 30 days after such termination the Corporation shall pay the Executive interest compounded annually from the date of termination on the unpaid balance at a floating rate equal to the base rate as then announced from time to time by The First National Bank of Chicago. Full payment of the cash surrender value shall be made no later than three years after such termination. In the event that the Executive becomes entitled to a benefit pursuant to this Section 4.2, but dies before receiving the entire benefit, then the remaining payments shall be made in the manner described in this Section 4.2 to such individual or individuals as the Executive has designated in writing, filed with and been approved by the Corporation. In the absence of any effective designation of a beneficiary, any amounts payable under this Section 4.2 shall be payable to the Executive's duly qualified executor or administrator.


                                    ARTICLE 5

     5.1 Alienability. Neither the Executive, his widow, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefit hereunder the Corporation's liabilities shall forthwith cease and terminate.

                                    ARTICLE 6

     6.1 Participation in Other Plans. Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit-sharing, group insurance, bonus stock or similar employee plans which the Corporation may now or hereafter have.


                                    ARTICLE 7

     7.1 Insurance Policies. The Corporation reserves the right in its sole discretion to purchase an insurance policy or policies relating to the Executive to allow the Corporation to recover the costs of providing the benefits hereunder, in whole or in part. Should the Corporation elect to purchase such an insurance policy or policies, the Corporation shall be the owner and beneficiary thereof. The Corporation reserves the absolute right, in its sole discretion, to terminate any such policy or policies, at any time, either in whole or in part. At no time shall the Executive be deemed to have any right, title, or interest in or to any specified asset or assets of the Corporation, including, but not by way of restriction, any such insurance policy or policies or the proceeds therefrom.

     Any such policy shall not in any way be considered to be security for the performance of the obligations of this Agreement. It shall be, and remain, a general, unpledged, unrestricted asset of the Corporation.

     If the Corporation purchases a life insurance or annuity policy on the life of the Executive, he agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests which may be necessary.

     7.2 This Article shall not be construed as giving the Executive or his beneficiary any greater rights than those of any other unsecured creditor of the Corporation.


                                    ARTICLE 8

     8.1 Change of Control. (a) Notwithstanding any provision in this Agreement to the contrary, in the event of any Change of Control while the Executive is actively employed by the Corporation (or if the Executive's voluntary termination of employment with the Corporation or discharge by the Corporation occurs prior to a Change of Control at the request of any individual or entity acquiring ownership or control of Elco Industries, Inc., or is reasonably shown to be related to a prospective Change of Control), the Corporation shall make a lump sum distribution to the Executive within fourteen days after the earlier to occur of
(i) the Executive's voluntary termination of employment with the Corporation (including death or Permanent Disability) and (ii) the Executive's discharge by the Corporation. The amount of the lump sum distribution in either case shall be the present value of all or of the remaining annual payments, as the case may be, provided for in Section 1.1 or Section 2.1 or Section 3.1 determined as of the date of distribution, using a discount rate equal to 7% (Seven percent) per annum. If the Executive dies after becoming entitled to such lump sum distribution but before the distribution is made, such distribution shall be made to the Executive's beneficiary and in the absence of an effective designation of beneficiary, any such distribution shall be payable to the Executive's duly qualified executor or administrator.

     (b) If the Executive's employment is terminated after a Change of Control, with or without cause, for any reason other than death or on or after the date on which the Executive attains age sixty-five (65), then, during the three-year period after such termination, the Executive shall be included to the extent eligible thereunder in any and all then existing plans providing general benefits of the Corporation's employees, including but not limited to, group life, hospitalization, disability, medical and dental insurance at the expense of the Corporation, or if such termination renders the Executive ineligible to participate in any group plan, the Corporation will purchase such individual insurance policies or other plans providing benefits at least as favorable to the Executive as those provided prior to the termination.

     (c) Notwithstanding any provision in this Agreement to the contrary, in the event of any Change of Control while the Executive is not actively employed by the Corporation but is entitled to one or more payments pursuant to this Agreement, the Corporation shall make a lump sum distribution to the Executive within fourteen days after the Change of Control. The amount of the lump sum distribution shall be the present value of the remaining payment(s) when discounted at the market yield listed in The Wall Street Journal as of the date of the Change of Control (or the next following business day if the Change of Control does not occur on a business day) of U.S. Treasury Bonds/Notes which mature as of the date on which the last remaining payment will be made or, if no U.S. Treasury Bond/Note matures on such date, the next closest date immediately following such date. If the Executive dies after becoming entitled to such lump sum distribution but before the distribution is made, such distribution shall be made to the Executive's beneficiary, and in the absence of an effective designation of beneficiary, any such distribution shall be payable to the Executive's duly qualified executor or administrator.

     8.2 Taxes - Gross-Up Payment. Section 3 of the Change of Control Agreement between Elco Industries, Inc. and the

Executive dated March 30, 1995, as amended (which generally provides for an additional payment to the Executive should any payment, benefit or distribution (or combination thereof) by Elco Industries, Inc. or one or more trusts established by Elco Industries, Inc. for the benefit of its employees be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended), shall be applicable with respect to this Agreement and the benefits provided herein.

     8.3 Change of Control. For purposes of this Article, "Change of Control" means the first to occur of any of the following dates:

     (a) the date the Board of Directors of Elco Industries, Inc. votes to approve:

          (i) any consolidation or merger of Elco Industries, Inc.;

          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Elco Industries, Inc. other than any sale, lease, exchange or other transfer to any corporation where Elco Industries, Inc. owns, directly or indirectly, at least seventy percent (70%) of the outstanding voting securities of such corporation after any such transfer; or

          (iii) any plan or proposal for the liquidation or dissolution of Elco Industries, Inc.;

     (b) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than one or more trusts established by Elco Industries, Inc. or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934
Act) of thirty percent (30%) or more of outstanding $5 par value common stock of Elco Industries, Inc.;

     (c) the date the Board of Directors of Elco Industries, Inc. authorizes and approves any transaction which has either a reasonable likelihood or a purpose of causing, whether directly or indirectly:

          (i) $5 par value common stock of Elco Industries, Inc. to be held of record by less than 300 persons; or

          (ii) $5 par value common stock of Elco Industries, Inc. to be neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association;

     (d) the date, during any period of twenty-four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of Elco Industries, Inc. shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Elco Industries, Inc. stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

          (i) any member of the Board of Directors of Elco Industries, Inc. at the close of business on May 10, 1995.

          (ii) any member of the Board of Directors of Elco Industries, Inc. who succeeds any Continuing Director described in Section 8.2(d)(i) above if such successor was elected, or nominated for election by Elco Industries, Inc. stockholders, by a majority of the Continuing Directors then still in office; or

          (iii) any director elected, or nominated for election by Elco Industries, Inc. stockholders, to fill any vacancy or newly created directorship on the Board of Directors of Elco Industries, Inc. by a majority of the Continuing Directors then still in office; or

     (e) the date of commencement by any entity, person, or group (including any affiliate thereof, other than Elco Industries, Inc.) of a tender offer or exchange offer for more than twenty percent (20%) of the outstanding $5 par value common stock of Elco Industries, Inc.


                                    ARTICLE 9

     9.1 Named Fiduciary. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement and to employ or designate any person or organization to advise or perform services with respect to the Corporation's responsibilities under this Agreement and to allocate to such person or organization all, or part of, the responsibility for the operation and administration of this Agreement.


                                   ARTICLE 10

     10.1 Assignment; Successors. Except as otherwise provided herein, this Agreement shall be binding upon, inure to the benefit of and be enforceable by Elco Industries, Inc. and the Executive and their respective heirs, personal or legal representatives, executors, administrators, successors, assigns, distributees, divisees and legatees. If Elco Industries, Inc. shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. Elco Industries, Inc. will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Elco Industries, Inc. by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Elco Industries, Inc. would be required to perform it if no such succession had taken place. The provisions of this Section
10.1 shall continue to apply to each subsequent employer of the Executive hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.


                                   ARTICLE 11

     11.1 Amendment and Waiver. This Agreement shall not be amended, altered or modified except by written agreement signed by the parties hereto, or their respective successors or permitted assigns. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
Article 8 and all Change of Control provisions applicable to the Executive and contained in this Agreement shall remain in effect through the date of a Change of Control, and for such period thereafter as is necessary to carry out such provisions and provide the benefits payable thereunder, and may not be altered in a manner which adversely affects the Executive without the Executive's prior written approval.


                                   ARTICLE 12

     12.1 Communications. Any notice or communication required of either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by registered or certified mail, return receipt requested, to:

     If to the Corporation:

     Elco Industries, Inc.
     1111 Samuelson Road
     Rockford, Illinois 61125

     If to the Executive:

     5535 LaCumbre Ln.
     ------------------------
     Rockford, IL.
     ------------------------
                        61107
     ------------------------

Each party shall have the right by written notice to change place to which any notice may be addressed.


                                   ARTICLE 13

     13.1 Not a Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Corporation to discharge the Executive, or restrict the right of the Executive to terminate his employment.

     13.2 Not in Lieu of Other Compensation. The salary continuation benefits provided by this Agreement are granted by the Corporation as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.


                                   ARTICLE 14

     14.1 Claims Procedure. If an Executive or the Executive's beneficiary (or qualified executor or administrator) fails to receive benefits to which such Executive or beneficiary (or qualified executor or administrator) feels entitled under this Agreement, such Executive or beneficiary (or qualified executor or administrator) shall submit a claim for such benefits in writing to the Corporation within 60 days of the date the Executive or beneficiary (or qualified executor or administrator) would have received such benefits if so entitled. Such claim shall be reviewed by the Corporation. If the claim is denied, in full or in part, the Corporation shall provide a written notice in a manner calculated to be understood by the claimant within 90 days setting forth the specific reasons for denial, specific reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim, if any, and an explanation of why such material or information is necessary. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

     If a claim is denied in full or in part and a review is desired, the Executive or his beneficiary (or qualified executor or administrator) shall so notify the Corporation in writing within 60 days after receiving a denial of claim and a claim shall be deemed denied if the Corporation does not take any action within the aforesaid 90-day period. In requesting a review, the Executive or his beneficiary may review this Agreement or any documents relating to it and submit any written issues and comments he may feel appropriate. In its sole discretion, the Corporation shall then review the claim and provide a written decision within 60 days after receipt of the request for review unless special circumstances require an extension of time for processing in which case a decision shall be rendered as soon as possible, but no later than 120 days after receipt of a request for review. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement on which the decision is based and be written in a manner calculated to be understood by the claimant.

     All determinations made by the Corporation shall be conclusive upon the Executive, his beneficiary (or qualified executor or administrator) or any other person claiming benefits pursuant to this Agreement.


                                   ARTICLE 15

     15.1 Withholding for Taxes. Notwithstanding any other provision of the Agreement, the Corporation may withhold from any payment to be made pursuant to this Agreement such amounts as may be required for purposes of complying with the tax withholding provisions of the Internal Revenue Code of 1986, as amended, any state's income tax act or any applicable similar laws.


                                   ARTICLE 16

     16.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Illinois.

     16.2 Disputes. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois, or, at the option of the Executive, in the county where the Executive then resides, in accordance with the Rules of the American Arbitration Association then in effect, except that if the Executive institutes an action relating to this Agreement, the Executive may, at the Executive's option, bring that action in a court of competent jurisdiction. Judgement may be entered on an arbitrator's award relating to this Agreement in any court having jurisdiction. Notwithstanding the pendency of any dispute in connection with this Agreement, Elco

Industries, Inc. will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section
16.2. Amounts paid under this Section 16.2 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

     16.3 Costs of Proceedings. Elco Industries, Inc. shall pay all costs and expenses, including attorneys' fees and disbursements, at least monthly, of the Executive in connection with any legal proceeding (including arbitration), whether or not instituted by Elco Industries, Inc. or the Executive, relating to the interpretation or enforcement of any provision of this Agreement, except that if the Executive instituted the proceeding and the judge, arbitrator or other individual presiding over the proceeding affirmatively finds the Executive instituted the proceeding in bad faith, the Executive shall pay all costs and expenses, including attorney's fees and disbursements, of Elco Industries, Inc. Elco Industries, Inc. shall pay prejudgment interest on any money judgment obtained by the Executive as a result of such a proceeding, calculated at the rate which The Bank of America (Bank) announces from time to time as its prime lending rate as in effect from time to time, from the date that payment should have been made to the Executive under this Agreement.


                                   ARTICLE 17

     17.1 Headings. The headings used in this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Agreement.

     17.2 Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each other provision shall to the full extent consistent with the law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with the law continue in full force and effect.

     17.3 Gender and Number. The masculine pronoun whichever used herein shall be deemed to include the feminine and the neuter, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular wherever the context requires.

                                   ARTICLE 18

     18.1 No Duplication of Benefits. Notwithstanding any provision of this Agreement to the contrary, the Executive shall not receive benefit payments pursuant to this Agreement and the Executive Supplemental Defined Contribution Benefit Agreement between Elco Industries, Inc. and the Executive dated March 30, 1995, as amended ("Defined Contribution Benefit Agreement") and upon an event entitling the Executive (or his beneficiary or qualified executor or administrator) to a benefit payment under this Agreement or the Defined Contribution Benefit Agreement, the Executive (or his beneficiary or qualified executor or administrator) shall only be entitled to benefit payments from whichever of the aforementioned Agreements entitles the Executive (or his beneficiary or qualified executor or administrator) to the greatest total benefit amount. Additionally, once an Executive becomes entitled to benefit payments pursuant to this Agreement because of a particular event, he is not eligible to receive benefit payments pursuant to this Agreement because of a different event except to the extent explicitly provided in this Agreement, such as with respect to a subsequent Change of Control or death.

     18.2 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Corporation and the Executive.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed and the Executive has hereunto set his hand at Rockford, Illinois (town & state) the day and year first above written.

                                            ELCO INDUSTRIES, INC. and its
                                            subsidiaries


                                            By: /s/ JOHN C. LUTZ
                                               --------------------------------

                                            Its: President
                                                -------------------------------


                                            /s/ DEREK M. HASSE
                                            -----------------------------------
                                                  (ADD EXECUTIVE'S NAME)


/s/
--------------------------------
Chairman, Compensation Committee

                    EXECUTIVE SUPPLEMENTAL BENEFIT AGREEMENT

                          BENEFICIARY DESIGNATION FORM

TO:  Elco Industries, Inc.

FROM:  DEREK M. HASSE
     -------------------------------
DATE:  May 15, 1995
     -------------------------------

-------------------------------------------------------------------------------

     In the event of my death prior to my receipt of all payments and benefits due me under the Executive Supplemental Benefit Agreement dated March 30, 1995, as amended, I hereby designate the person or persons named below who are living at the time of my death to receive all amounts and benefits due me under the terms of such Agreement as follows:

====================================================================================
                                              SOCIAL
                                             SECURITY                     PERCENTAGE
     NAME                 ADDRESS             NUMBER     RELATIONSHIP      OF TOTAL
====================================================================================
1. Sally F. Hasse     5535 LaCumbre        ###-##-####      Wife             100%
                      Rockford, IL 61107
------------------------------------------------------------------------------------
2.

------------------------------------------------------------------------------------
3.

------------------------------------------------------------------------------------
4.

------------------------------------------------------------------------------------
                                                               TOTAL:        100%
====================================================================================

     I hereby revoke all prior Beneficiary Designations made previously and expressly reserve the right to change or revoke this Beneficiary Designation, but understand that no such change or revocation shall be effective unless it is signed by me and filed with Elco Industries, Inc.

                                            /s/ DEREK M. HASSE
                                            -----------------------------------
                                                         Signature

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Accepted by Elco Industries, Inc.

By: /s/ JOHN C. LUTZ                                            5-15-95
   ------------------------------                        ----------------------
                                                                  Date